Exhibit 99.1

AeroGrow Reports Results for Fourth Quarter and Year Ending March 31, 2008

•	Revenues of $11.2 million for the quarter

•	Revenues of $38.4 million for the full year

Boulder, CO - June 26, 2008 -- AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® line of indoor gardening products, announced results for the quarter and year ended March 31, 2008.

For the fiscal year ended March 31, 2008, AeroGrow reported revenues of $38.4 million, up from $13.1 million for the year ended March 31, 2007, an almost three times increase in revenue. This was AeroGrow’s second full year of operations since the introduction of the first AeroGardens in March 2006.  AeroGrow reported a net loss for the year of $9.8 million, or ($0.84) per share, down from a loss of $10.4 million for the year ended March 31, 2007.

For the quarter ended March 31, 2008, AeroGrow reported revenues of approximately $11.2 million, an increase of 73% over the $6.4 million reported for the quarter ended March 31, 2007.  For the quarter ended March 31, 2008, AeroGrow reported a net loss of $3.8 million or ($0.32) per share.

Significant events for the year include:

•	Growth from less than 1,000 storefronts in March 2007 to more than 5,100 storefronts as of March 31, 2008, a more than five times increase.

•	Expansion into seven countries internationally.

•	Initiation of trading on the NASDAQ Capital Markets, ticker symbol AERO, on June 13, 2007.

•	The launch of a successful direct mail catalog channel that now mails approximately 750,000 catalogs every 45 to 60 days to customers and modeled prospects.

•
Seed kit, grow bulb and accessory sales increased from 13% of revenues in Fiscal 2007 to 18% for the year ended March 31, 2008, a 40% increase and evidence of strong customer acceptance and continued use.  Nearly 25% of consumers in AeroGrow’s database own more than one AeroGarden.

•	Successful chain-wide launches at Sears, Linens ‘n Things, Bed Bath & Beyond, JCPenney and Macy’s, and successful tests at Target and leading warehouse clubs.

•	Expansion of the product line to include differentiated gardens with price points from $99 to $229 and the introduction and acceptance of these new products by retailers.

“Our second full year of operations was marked by continued, substantial growth across all channels, successful penetration into new channels, dramatic expansion of our product line, and investment in improving our systems, processes and management team to capitalize on the opportunity and continue our growth,” said Jerry Perkins, CEO of AeroGrow. “In the coming year we expect storefronts to increase to more than 8,600, featuring our full line of products priced from $99 to $229, with continued and new expansion into lawn and garden, mass retail and clubs, and tests in the planning stage for grocery, drug and office supply chains.”

“While our growth was exceptional,” continued Mr. Perkins, “we did experience internal stresses as a result of that growth.  We did not effectively manage to the bottom line and experienced losses higher than we expected.  We have implemented significant changes across the organization to address this, including new management of our Finance Department, new financial systems and procedures, and significant logistical and product cost reductions that we believe will have a strong, bottom line impact in the coming year.  Our goals for the coming year include the continued rapid growth of our business, expansion of the category, and the profitable operations of our business to ensure continued growth and success.”

The year ended March 31, 2008 represented AeroGrow's second full year of revenues from operations. The following table sets forth, as a percentage of sales, our quarterly financial results for the last 12 months of operations:

Unaudited Quarterly Condensed Financial Information
	Three months ended
	March 31,	Dec 31,	Sept 30,	June 30,
	2008	2007	2007	2007
Revenue ($000)	$11,157	$14,638	$6,283	$6,279

Revenue
Product sales- retail	51.9%	62.5%	77.2%	65.8%
Product sales- direct to consumer	44.9%	34.9%	22.8%	34.2%
Product sales- international	3.2%	2.6%	0.0%	0.0%
Total sales	100.0%	100.0%	100.0%	100.0%

Operating expenses
Cost of revenue	60.0%	61.1%	60.0%	56.9%
Research and development	6.9%	4.7%	10.0%	8.3%
Sales and marketing	44.9%	34.1%	50.2%	46.5%
General and administrative	21.3%	10.1%	15.6%	20.0%
Total operating expenses	133.1%	110.0%	135.8%	131.7%

Other (income) expense, net	1.1%	1.4%	1.4%	0.5%

Loss from operations	-34.2%	-11.4%	-37.2%	-32.2%

Earnings Conference Call

AeroGrow will host a conference call today, Thursday, June 26, 2008, to review operational results for the three months and fiscal full year ended March 31, 2008.

The conference call is scheduled for 12:00 PM (noon) ET. To participate in the call, please dial:

U.S. and Canada:	1 (888) 241-0558
International:	1 (647) 427-3417

A replay of the call will be available within 12 hours of completion. You will be able to access it for the following 30 days through the AeroGrow website at www.aerogrow.com/investors or by phone until July 26, 2008. To access the replay by phone, please dial:

U.S. and Canada:	1 (888) 562-2824
International:	1 (402) 220-7739
Conference ID:	48675793

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENT OF OPERATIONS

	Three months ended March 31,		Years ended March 31,
Revenue	2008	2007	2008	2007
Product sales	$11,156,605	$6,434,179	$38,356,677	$13,144,037

Operating expenses
Cost of revenue	$6,695,876	3,619,356	22,975,385	8,404,507
Research and development	772,298	568,760	2,605,112	2,113,255
Sales and marketing	5,009,151	2,831,764	16,084,353	7,117,613
General and administrative	2,376,175	1,378,373	6,084,728	4,050,312
Total operating expenses	14,853,500	8,398,253	47,749,578	21,685,687

Loss from operations	(3,696,895)	(1,964,074)	(9,392,901)	(8,541,650)

Other (income) expense, net
Interest (income)	(13,191)	(18,665)	(115,070)	(176,173)
Interest expense	134,337	51,149	558,089	356,594
Loss on modification of debt	-	-	-	-
Registration rights penalty	-	-	-	1,664,380
Total other (income) expense, net	121,146	32,484	443,019	1,844,801

Net loss	$(3,818,041)	$(1,996,558)	$(9,835,920)	$(10,386,451)

Net loss per share, basic and diluted	$(0.32)	$(0.19)	$(0.84)	$(1.09)

Weighted average number of common
shares outstanding, basic and diluted	12,066,080	10,121,762	11,662,891	9,505,926

CONDENSED BALANCE SHEETS
	March 31,	March 31,
	2008	2007
ASSETS
Current assets
Cash	$1,559,792	$5,495,501
Restricted cash	86,676	84,363
Accounts receivable, net	2,412,101	1,884,743
Other receivable	422,530	182,221
Inventory	4,688,444	3,940,614
Prepaid expenses and other	762,013	480,990
Total current assets	9,931,556	12,068,432
Property and equipment, net	1,830,646	909,496
Other assets
Intangible assets, net	56,263	28,723
Deposits	101,164	35,155
	157,427	63,878
Total Assets	$11,919,629	$13,041,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion - long term debt	$128,927	$-
Due to factor	1,480,150	645,151
Accounts payable	3,023,366	3,192,734
Accrued expenses	2,452,025	1,166,485
Customer deposits	232,200	-
Deferred rent	65,037	53,531
Total current liabilities	7,381,705	5,057,901
Long term debt	129,373	-
Stockholders' equity
Preferred stock	-	-
Common stock	12,076	11,065
Additional paid-in capital	44,024,559	37,765,003
Accumulated (deficit)	(39,628,084)	(29,792,163)
Total Stockholders' Equity	4,408,552	7,983,905

Total Liabilities and Stockholders' Equity	$11,919,629	$13,041,806

SALES BY CHANNEL (Unaudited)
	Three months ended March 31,		Years ended March 31,
	2008	2007	2008	2007
Product Revenues
Product sales- retail	$5,785,315	$4,189,871	$23,910,782	$8,949,042
Product sales- direct to consumer	5,013,133	2,244,308	13,704,717	4,194,995
Product sales- international	358,157	-	741,177	-
Total sales	11,156,605	6,434,179	38,356,676	13,144,037

Product Revenues
Product sales- retail	51.9%	65.1%	62.4%	68.1%
Product sales- direct to consumer	44.9%	34.9%	35.7%	31.9%
Product sales- international	3.2%	0.0%	1.9%	0.0%
Total sales	100.0%	100.0%	100.0%	100.0%

SALES BY PRODUCT CATEGORY (Unaudited)
	Three months ended March 31,		Years ended March 31,
	2008	2007	2008	2007
Product Revenues
AeroGardens	$8,934,286	$5,464,416	$31,540,408	$11,520,202
Seed kits and accessories	2,222,319	969,763	6,816,269	1,623,835
Total sales	11,156,605	6,434,179	38,356,677	13,144,037

Product Revenues
AeroGardens	80.1%	84.9%	82.2%	87.6%
Seed kits and accessories	19.9%	15.1%	17.8%	12.4%
Total sales	100.0%	100.0%	100.0%	100.0%